United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$74,985,550
Unrealized Gain (Loss) on Market Value of Futures	(5,616,570)
Dividend Income	10,199
Interest Income	13,002
ETF Transaction Fees	32,000
Total Income (Loss)	$69,424,181

Expenses
General Partner Management Fees	$296,623
Tax Reporting Fees	88,815
Brokerage Commissions	70,503
SEC & FINRA Registration Expense	38,909
Audit Fees	13,589
NYMEX License Fee	9,888
Non-interested Directors' Fees and Expenses	8,578
Prepaid Insurance Expense	7,179
Legal Fees	816
Total Expenses	$534,900
Net Income (Loss)	$68,889,281

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/13	$817,370,422
Additions (13,500,000 Units)	502,737,959
Withdrawals (17,200,000 Units)	(634,865,846)
Net Income (Loss)	68,889,281

Net Asset Value End of Month	$754,131,816
Net Asset Value Per Unit (20,200,000 Units)	$37.33

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612